SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BERLITZ INT'L., INC.

                    GABELLI FOUNDATION
                                 5/31/01            1,000-           16.5000
                    GAMCO INVESTORS, INC.
                                 5/31/01          135,000-           16.5000
                                 5/31/01          113,000-           16.5000
                                 5/16/01            1,900            16.4500
                    GABELLI ASSOCIATES LTD
                                 5/31/01           32,100-           16.5000
                                 5/31/01            3,000-           16.6333
                    GABELLI ASSOCIATES FUND
                                 5/31/01           39,300-           16.5000
                                 5/16/01            7,500            16.4500
                    GABELLI ADVISERS, INC.
                                 5/31/01            5,000-           16.5000
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 5/31/01          180,000-           16.5000
                                 5/14/01            3,000            14.9933
                         GABELLI SMALL CAP GROWTH FUND
                                 5/31/01           57,000-           16.5000
                         GABELLI GLOBAL MULTIMEDIA TRUS
                                 5/31/01           15,000-           16.5000
                         GABELLI ASSET FUND
                                 5/31/01           76,000-           16.5000


          (1) THE TRANSACTIONS ON 5/31/01 AT $16.50 PER SHARE WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
 SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.